Exhibit 99.2

Aldeyra Therapeutics, Inc. Announces Pricing of $125 Million Public Offering of Common Stock

LEXINGTON, Mass., April 28, 2021 – Aldeyra Therapeutics, Inc. (Nasdaq: ALDX) (Aldeyra), a clinical-stage biotechnology company focused on the development of novel therapies with the potential to improve the lives of patients with immune-mediated diseases, today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock at a public offering price of $12.50 per share. The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses payable by Aldeyra, are expected to be $125 million. In addition, Aldeyra has granted the underwriters a 30-day option to purchase up to 1,500,000 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the shares in the offering are being sold by Aldeyra. Aldeyra anticipates using the net proceeds from the offering for the preparation of a potential New Drug Application submission for Aldeyra’s lead compound, reproxalap; the preparations for the commercial launch of reproxalap and the subsequent commercialization of reproxalap, if approved; early stage pipeline development programs, as well as for working capital and other general corporate purposes. The offering is expected to close on or about May 3, 2021, subject to satisfaction of customary closing conditions.

Jefferies and SVB Leerink are acting as joint book-running managers for the offering. BTIG, H.C. Wainwright & Co., JonesTrading Institutional Services LLC and Laidlaw & Company (UK) Ltd. are acting as co-lead managers for the offering.

The shares of common stock described above are being offered by Aldeyra pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on April 15, 2021. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement (when available) and accompanying prospectus relating to these shares of common stock may also be obtained by sending a request to: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com, or from SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, Massachusetts 02110, by telephone at 1-800-808-7525, ext. 6105, or by email at syndicate@svbleerink.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdictions.

About Aldeyra Therapeutics, Inc.

Aldeyra Therapeutics is a clinical-stage biotechnology company focused on the development of novel therapies with the potential to improve the lives of patients with immune-mediated diseases. Two of the company’s lead investigational compounds, reproxalap and ADX-629, target RASP (reactive aldehyde species), which are elevated in ocular and systemic inflammatory disease and result in cytokine release via activation of a broad array of inflammatory factors, including NF-kB, inflammasomes, and Scavenger Receptor A. Reproxalap is being evaluated in Phase 3 clinical trials in patients with dry eye disease and allergic conjunctivitis. The company’s clinical pipeline also includes ADX-2191, a dihydrofolate reductase inhibitor in Phase 3 testing for proliferative vitreoretinopathy.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the closing of the public offering and the anticipated use of the proceeds thereof. These forward-looking statements are subject to a number of risks, including the satisfaction of customary closing conditions related to the public offering and the risk factors set forth from time to time in Aldeyra’s SEC filings, including but not limited to the risks that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2020 which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

CONTACT:

Corporate Contact:

Joshua Reed

Aldeyra Therapeutics, Inc.

Tel: 781-761-4904 ext. 218

jreed@aldeyra.com

Investor & Media Contact:

Scott Solomon

Sharon Merrill Associates, Inc.

Tel: 617-542-5300

ALDX@investorrelations.com

Source: Aldeyra Therapeutics, Inc.